Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Home Federal Bancorp, Inc. of Louisiana
Shreveport, LA  71101

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Home Federal Bancorp, Inc. of Louisiana (the “Company”) of our report dated August 18, 2010, relating to the consolidated financial statements of the Company and subsidiaries, which is incorporated by reference from the Company’s Registration Statement on Form S-1 (File No. 333-169230), filed on September 3, 2010, as amended.

/s/ LaPorte, Sehrt, Romig and Hand
A Professional Accounting Corporation

Metairie, Louisiana
January 14, 2011